EXHIBIT 99.3	LETTER OF RESIGNATION DATED AUGUST 11, 2010

Mr. Ted Karkus
CEO/Chairman of the Board
The Board of Directors
ProPhase Labs, Inc.

Dear Sirs'
I, John DeShazo, effective today August 11, 2010, must resign from the board of Directors of ProPhase Labs in order to be able to devote my full time and energy to my business interests. I hereby confirm that I have no disagreement with management or the board.

Best,
John DeShazo, CEO
FBN Construction Co., Inc.